UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2020

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866-370-3835)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 13, 2020, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with an accredited investor identified on the signature page thereto (“Investor”). Under the terms of the SPA, the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company 10,950,000 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), for a total gross purchase price of $1,344,660 (the “Offering”). The closing of the Offering is contemplated to occur on April 14, 2020. The SPA contains customary representations, warranties and agreements by us and customary conditions to closing.

The sale of the Common Stock at a price of $0.1228 per share is being made pursuant to a prospectus supplement, which will be filed with the Securities and Exchange Commission (the “SEC”) on or about April 14, 2020, and accompanying base prospectus relating to the Company’s shelf registration statement on Form S-3 (File No. 333-230854), which was declared effective by the SEC on April 24, 2019.

The above description of the SPA does not purport to be complete and is qualified in its entirety by the full text of such SPA, which is incorporated herein and attached hereto as Exhibit 10.1.

Warrant

In connection with the SPA, the Company granted the Investor Warrants to purchase up to 10,950,000 shares of Common Stock, representing one hundred percent (100%) of the total number of shares of common stock sold under the SPA. The Warrants will be exercisable beginning on the Initial Exercise Date, in whole or in part, at an exercise price of $0.15 per share (the “Exercise Price”). The Warrants will be exercisable for 12 months following the Initial Exercise Date. Assuming full exercise of the Warrants the Company would receive gross proceeds of $1,642,500.

If after ninety (90) days after the Initial Exercise Date there is no effective registration statement registering, or no current prospectus is available for the resale of, the Warrant Shares, the Investor may exercise the Warrants by means of a “cashless exercise”. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The Exercise Price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends, forward or reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

The offering of the Warrants is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The above description of the Warrants does not purport to be complete and is qualified in its entirety by the full text of the “form of” Warrant which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Legal Counsel
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
23.1	Consent of Legal Counsel (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2020

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer